Exhibit 5.1

January 8, 2024

FG Financial Group, Inc.

104 S. Walnut Street, Unit 1A

Itasca, IL 60143

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for FG Financial Group, Inc., a Nevada corporation (the “Company”), in connection with the transactions contemplated by the Plan of Merger, dated as of January 3, 2024 (the “Plan of Merger”), by and among (i) the Company, (ii) FG Group LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (the “Merger Sub”), and (iii) FG Group Holdings Inc., a Nevada corporation (“FGH”).

This opinion is being rendered at the request of the Company in connection with the registration by the Company on Registration Statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to 19,708,184 shares of the Company’s common stock, par value $0.001 per share, to be issued by the Company pursuant to the Plan of Merger (the “Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the business combination and transactions contemplated by the Plan of Merger and Registration Statement will be consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (iii) the stockholders of FGH will have approved the Merger Agreement and the transactions contemplated thereby as set forth in the information statement/consent solicitation statement/prospectus included in the Registration Statement, which are to be presented to the FGH stockholders for their approval by written consent as set forth in the information statement/consent solicitation statement/prospectus included in the Registration Statement.

January 8, 2024 Page 2

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued in the manner and on the terms described in the Registration Statement and the Plan of Merger, will be validly issued, fully paid and nonassessable.

Our opinions expressed herein are based solely on applicable statutory provisions of Chapters 78 and 92A of the Nevada Revised Statutes, applicable provisions of the Nevada Constitution, and reported judicial decisions relating thereto. Our opinion is based on these laws as in effect on the date hereof, and we assume no obligation to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the information statement/consent solicitation statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP